Exhibit (j) (2)




   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 78 to File No. 33-00488; Amendment No. 79 to File No. 811-04416) of Allegiant Funds of our report dated July 17, 2006, included in the 2006 Annual Report to shareholders.


/s/  Ernst & Young LLP

Philadelphia, Pennsylvania
September 26, 2006